                                                                EXHIBIT 99.1


FOR IMMEDIATE RELEASE

INVESTOR CONTACT:
Elizabeth Boland:  617-673-8000

MEDIA CONTACT:
Ilene Serpa:       617-673-8000


                    BRIGHT HORIZONS FAMILY SOLUTIONS REPORTS
                      SECOND QUARTER 2006 FINANCIAL RESULTS


BOSTON, MA - (July 26, 2006) - Bright Horizons Family Solutions, Inc. (Nasdaq:
BFAM) today announced financial results for the second quarter ended June 30, 2006.

Earnings per diluted share of $0.40 in the quarter ended June 30, 2006 increased 21% from $0.33 per diluted share for the quarter ended June 30, 2005. Revenue for the second quarter of 2006 increased 12% to $175.2 million from $157.0 million for the same quarter last year. Net income for the second quarter of 2006 increased 15% to $10.9 million from $9.5 million in the second quarter of 2005.

Earnings per diluted share of $0.75 for the six months ended June 30, 2006 increased 19% from $0.63 per diluted share for the six months ended June 30, 2005. Revenue for the first six months of 2006 increased 12% to $344.4 million from $307.8 million for the same period last year. Net income for the first six months of 2006 increased 17% to $20.9 million from $17.8 million in the first six months of 2005.

In conjunction with the January 1, 2006 adoption of Statement of Financial Accounting Standard No. 123R, which resulted in the expensing of stock-based compensation costs, earnings per diluted share decreased by approximately $0.02 and $0.04 respectively for the second quarter and year-to-date 2006 compared to the same 2005 periods.

"We are pleased to report another solid quarter," said David Lissy, Chief Executive Officer. "As we celebrate our 20th anniversary this year, I am extremely proud of the talented and passionate team of early educators and other professionals who make up our Bright Horizons family worldwide. As we have grown, we have continued to enhance the strength of our culture, deliver strong and consistent financial results and improve the quality of the services we offer to the children, families and clients we serve."

During the second quarter, Bright Horizons added eight new centers to its network. Included in these additions were centers for Mercedes Benz in Alabama, the University of California at San Francisco, GlaxoSmithKline, BlueCross BlueShield of North Carolina and the Marine Institute in Galway, Ireland. The Company closed four centers and at the end of the second quarter operated 615 early care and education centers, with the capacity to serve 66,760 children and families.

Bright Horizons Family Solutions will host an investor conference call today at 4:30 pm ET. The public is invited to listen to the conference call by dialing 706-679-4144 and entering conference ID# 2693939. Replays of the entire call will be available through Friday, August 11, 2006 at 706-645-9291, PIN# 2693939. The conference call will also be webcast and can be accessed through the Investor Relations section of the Bright Horizons Web site, www.brighthorizons.com. A copy of this press release is available on the Web site.


                                      ####

Bright Horizons Family Solutions is the world's leading provider of employer-sponsored child care, early education and work/life consulting services, managing more than 600 early care and family centers in the United States, the United Kingdom, Ireland and Canada. Bright Horizons serves more than 600 clients, including more than 95 FORTUNE 500 companies and 65 of the "100 Best Companies" as recognized by Working Mother magazine. Bright Horizons is one of FORTUNE magazine's "100 Best Companies to Work For."

This press release contains forward-looking statements which involve a number of risks and uncertainties. Bright Horizons Family Solutions' actual results may vary significantly from the results anticipated in these forward-looking statements as a result of certain factors. These include the ability of the Company to 1) execute contracts relating to new commitments, 2) enroll families in new as well as existing centers, and 3) open new centers and integrate acquisitions, as well as other factors that are discussed in detail in the Company's filings with the Securities and Exchange Commission.

                        BRIGHT HORIZONS FAMILY SOLUTIONS
                         SELECTED FINANCIAL INFORMATION
                                   (Unaudited)
                      (in thousands except per share data)


                                                                       Three months ended
                                                        -----------------------------------------------
                                                              6/30/2006                  6/30/2005
                                                        ---------------------     ---------------------
Revenue                                                  $175,232      100.0%       $157,017     100.0%

Cost of services                                          139,940       79.9%        128,279      81.7%
                                                         --------    -------        --------    ------
Gross profit                                               35,292       20.1%         28,738      18.3%

Selling, general and administrative expenses               15,835        9.0%         12,763       8.1%
Amortization                                                  751        0.4%            384       0.3%
                                                         --------    -------        --------    ------

Income from operations                                     18,706       10.7%         15,591       9.9%

Net interest income                                            79        0.0%            370       0.3%
                                                         --------    -------        --------    ------

Income before income taxes                                 18,785       10.7%         15,961      10.2%

Income tax provision                                       (7,910)      -4.5%         (6,500)     -4.2%
                                                         --------    -------        --------    ------

Net income                                               $ 10,875        6.2%       $  9,461       6.0%
                                                         ========    =======        ========    ======

PER SHARE DATA:
---------------
Net income per share - basic                             $   0.41                   $   0.35
                                                         ========                   ========
Weighted average number of common
  shares outstanding                                       26,425                     27,057
                                                         ========                   ========

Net income per share - diluted                           $   0.40                   $   0.33
                                                         ========                   ========
Weighted average number of common
  and common equivalent shares                             27,484                     28,365
                                                         ========                   ========

SUPPLEMENTAL INFORMATION:
------------------------
Earnings before interest, taxes,
     depreciation and amortization (EBITDA)(a)           $ 23,200                   $ 19,045

Reconciliation of net income to EBITDA:
Net income, as reported                                  $ 10,875                   $  9,461
Add back income tax provision                               7,910                      6,500
Less net interest income                                      (79)                      (370)
                                                         --------                   --------
Income from operations                                     18,706                     15,591
Add back depreciation                                       3,743                      3,070
Add back amortization                                         751                        384
                                                       ----------                   --------
EBITDA                                                   $ 23,200                   $ 19,045


(a) EBITDA is used as a financial performance indicator within the child care industry and is presented for informational purposes only. EBITDA is not a financial measure under generally accepted accounting principles and may be subject to varying methods of calculation and may not be comparable to other similarly titled measures by other companies.

                        BRIGHT HORIZONS FAMILY SOLUTIONS
                         SELECTED FINANCIAL INFORMATION
                                   (Unaudited)
                      (in thousands except per share data)



                                                                         Six months ended
                                                         ----------------------------------------------
                                                             6/30/2006                  6/30/2005
                                                         --------------------      --------------------
Revenue                                                  $344,371      100.0%       $307,775     100.0%

Cost of services                                          276,174       80.2%        252,134      81.9%
                                                         --------     ------        --------    ------
Gross profit                                               68,197       19.8%         55,641      18.1%

Selling, general and administrative expenses               31,020        9.0%         25,322       8.2%
Amortization                                                1,361        0.4%            760       0.3%
                                                         --------     ------        --------    ------

Income from operations                                     35,816       10.4%         29,559       9.6%

Net interest income                                           197        0.1%            597       0.2%
                                                         --------     ------        --------    ------

Income before income taxes                                 36,013       10.5%         30,156       9.8%

Income tax provision                                      (15,148)      -4.4%        (12,336)     -4.0%
                                                         --------     ------        --------    ------

Net income                                               $ 20,865        6.1%       $ 17,820       5.8%
                                                         ========     ======        ========    ======

PER SHARE DATA:
--------------
Net income per share - basic                             $   0.78                   $   0.66
                                                         ========                   ========
Weighted average number of common
 shares outstanding                                        26,660                     26,976
                                                         ========                   ========

Net income per share - diluted                           $   0.75                   $   0.63
                                                         ========                   ========
Weighted average number of common
and common equivalent shares                               27,752                     28,285
                                                         ========                   ========

SUPPLEMENTAL INFORMATION:
-------------------------

Earnings before interest, taxes,
     depreciation and amortization (EBITDA)(a)           $ 44,475                   $ 36,346

Reconciliation of net income to EBITDA:

Net income, as reported                                  $ 20,865                   $ 17,820
Add back income tax provision                              15,148                     12,336
Less net interest income                                     (197)                      (597)
                                                         --------                   --------
Income from operations                                     35,816                     29,559
Add back depreciation                                       7,298                      6,027
Add back amortization                                       1,361                        760
                                                         --------                   --------
EBITDA                                                   $ 44,475                   $ 36,346



(a) EBITDA is used as a financial performance indicator within the child care industry and is presented for informational purposes only. EBITDA is not a financial measure under generally accepted accounting principles and may be subject to varying methods of calculation and may not be comparable to other similarly titled measures by other companies.